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                                                                  EXHIBIT 12 (B)


                           DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


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                                                                                  QUARTER ENDED
                                                                                  MARCH 31, 2003
                                                                              ----------------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $ 83,355
  Plus:
     Fixed Charges (excluding capitalized interest)                                   68,898
                                                                                    --------

TOTAL EARNINGS                                                                      $152,253
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $ 67,993
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 340
     An estimate of the interest component within rental expense                         565
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                        68,898
                                                                                    --------

Preferred dividends                                                                    4,228
Ratio of pre tax income to net income                                                  1.191
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                              5,035
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $ 73,933
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        2.06
                                                                                    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $ 83,355
  Plus:
     Fixed Charges (excluding capitalized interest)                                   50,832
                                                                                    --------

TOTAL EARNINGS                                                                      $134,187
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $ 49,927
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 340
     An estimate of the interest component within rental expense                         565
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                        50,832
                                                                                    --------

Preferred dividends                                                                    4,228
Ratio of pre tax income to net income                                                  1.191
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                              5,035
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $ 55,867
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        2.40
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